UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2017

AVISTA CORPORATION
(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State of other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	509-489-0500
Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events
Item 8.01 Other Events.

On November 21, 2017, Avista Corporation (Avista Corp. or the Company) announced the results of a special meeting of shareholders to approve the proposed acquisition of the Company by Hydro One Limited (Hydro One).

Avista Corp. shareholders approved the acquisition, with more than 77 percent of the outstanding shares of common stock entitled to vote on the proposal voting in favor of the merger agreement.

Final results of the votes will be filed in a separate current report on Form 8-K once all the votes in favor, against and abstentions are tabulated.

The Company expects the transaction to close during the second half of 2018 and upon closing, shareholders will receive $53.00 per common share, other than Dissenting Shareholder Shares (as defined in the definitive merger agreement) and shares of Avista Corp. common stock that are owned by Hydro One or any of its subsidiaries. Upon closing, Avista Corp. will become a wholly-owned indirect subsidiary of Hydro One.

Applications for regulatory approval of the transaction are still pending with utility commissions in Washington, Idaho, Oregon, Montana, and Alaska as well as with the Federal Energy Regulatory Commission.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date:	November 21, 2017	/s/ Mark T. Thies
Mark T. Thies
Senior Vice President,
Chief Financial Officer, and Treasurer